UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2021

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 303-4651

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 30, 2021 (the “First Closing Date”), Surgalign Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Dearborn Capital Management LLC, a Delaware limited liability company (“Dearborn”), Neva, LLC, a Delaware limited liability company (“Neva” and, together with Dearborn, each a “Seller” and, collectively, the “Sellers”), Krzysztof Siemionow, MD, PhD (“Siemionow”), Pawel Lewicki, PhD (“Lewicki” and, together with Siemionow and the Sellers, the “Seller Group Members”) and Inteneural Networks Inc., a Delaware corporation (“INN”). On the First Closing Date, pursuant to the terms of the Purchase Agreement, the Company acquired from the Sellers forty-two percent (42%) of the issued and outstanding equity interests of INN (the “Initial Investment”). Lewicki is a member of the Board of Directors (the “Board”) of the Company and owns all of the outstanding interests in Neva.

The Purchase Agreement contemplates up to three additional closings (each, a “Subsequent Closing”) pursuant to which the Company would acquire at each Subsequent Closing approximately one-third of the remaining issued and outstanding equity interests of INN owned by the Sellers (each, a “Subsequent Investment”), such that, upon the consummation of the third Subsequent Closing, the Company would own all of the issued and outstanding equity interests of INN.

Consideration

As consideration for the Initial Investment, on the First Closing Date, the Company paid $5,000,000 in cash, issued to the Sellers 6,820,792 shares of common stock, par value $0.001 of the Company (“Common Stock”) priced at a value of $0.79 per share based on the five (5) day volume-weighted average price of the Company’s common stock for the trading period ending December 23, 2021, and issued unsecured promissory notes to the Sellers in an aggregate principal amount of $10,611,574.32 as further described under the heading “Purchase Notes” in this Item 1.01.

As consideration for each Subsequent Investment, at each Subsequent Closing, the Company would pay to the Sellers $19,333,333.33 in cash (a “Subsequent Closing Payment”).

Representations, Warranties, Covenants and Indemnification

The Company and the Seller Group Members have agreed to representations and warranties in the Purchase Agreement that are customary for a transaction of this type. The Purchase Agreement includes various covenants and agreements by the parties, including, among others, non-competition and non-solicitation covenants by the Seller Group Members surviving for a period of five (5) years after the First Closing Date.

The Purchase Agreement also provides that the Seller Group Members are obligated, from and after the First Closing Date, and subject to certain limitations (including, as applicable, a basket amount, maximum dollar amounts and limited time periods), to indemnify the Company under the Purchase Agreement for certain matters specified in the Purchase Agreement. The Purchase Agreement provides that the Company is obligated, from and after the First Closing Date, to indemnify the Sellers under the Purchase Agreement for a breach of the Company’s covenants and obligations set forth in the Purchase Agreement.

Conditions to the Consummation of the Subsequent Investments and Termination

The consummation of each of the Subsequent Closings is subject to closing conditions, including but not limited to (i) the achievement of certain regulatory and commercial milestones by specified time periods occurring up to June 30, 2027, (ii) the receipt by the Company of financing to fund the amount of cash required to satisfy the applicable Subsequent Closing Payment within 180 days of the achievement of a milestone and (iii) other closing conditions that are customary for a transaction of this type.

The description of Purchase Agreement and the transactions contemplated thereby set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is attached to this Current Report as Exhibit 2.1 and is incorporated in this Current Report by reference. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any other party to the Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

License Agreement

In connection with the transactions contemplated by the Purchase Agreement, Holo Surgical Inc. (“Holo”), a wholly-owned subsidiary of the Company, entered into an Intellectual Property License Agreement with INN, dated as of December 30, 2021 (the “License Agreement”). The License Agreement sets forth the terms and conditions pursuant to which INN has granted to Holo and its affiliates, including the Company, a non-exclusive, royalty-free, fully paid-up, sublicnsable (subject to the restrictions described below), irrevocable right and license to use certain intellectual property rights retained by INN. The initial term (the “Initial Term”) of the License Agreement is through the Second Closing Date (as defined in the Purchase Agreement), and if the Second Closing (as defined in the Purchase Agreement) occurs, the term of the License Agreement becomes perpetual. During the Initial Term, the Company may only grant sublicenses to intellectual property licensed under the License Agreement to its affiliates, service providers, customers and end users. The Company must obtain INN’s prior written consent for any other sublicense during the Initial Term. Following the Second Closing Date, INN’s prior written consent will not be required for any sublicenses granted by the Company. The description of the License Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by of the terms of the License Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated in this Current Report by reference.

Purchase Notes

In connection with the First Closing under the Purchase Agreement, on the First Closing Date, the Company issued to each Seller an unsecured promissory note (each, a “Purchase Note”) in a principal amount of $5,305,787.16. The principal amount bears interest at a rate per annum equal to 6.8%. The outstanding balance of each Purchase Note is due on the earlier of December 30, 2024 and the date upon which a specified change of control event occurs. The Company has the right to offset indemnifiable damages owed to Buyer under the Purchase Agreement against the amount owed by Buyer under any Purchase Note. The outstanding principal and interest on each Purchase Note may be declared due and payable upon the occurrence of a default thereunder, which default includes failure by the Company to make payments under the Purchase Note when due, certain specified bankruptcy and insolvency events, certain specified judgments, and a material breach by the Company of any representation or warranty under the Purchase Note. In the event of a default, upon notice to the Company, interest on the amount of principal due and outstanding under such Purchase Note accrues at the rate of 4% per annum above the interest rate otherwise applicable to such Purchase Note. The description of the Purchase Notes set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by the terms of the Purchase Notes, copies of which are attached to this Current Report as Exhibit 10.2 and Exhibit 10.3 and are incorporated in this Current Report by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is hereby incorporated into this Item 2.01. On the First Closing Date, the Company completed its acquisition of forty-two percent (42%) of the issued and outstanding equity interests of INN pursuant to the terms of the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 with respect to the Purchase Notes is hereby incorporated into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. In accordance with the Purchase Agreement, a portion of the consideration consists of shares of Common Stock of the Company. On the First Closing Date, 6,820,792 shares of Common Stock were issued to the Sellers pursuant to exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.

On January 5, 2022, the Company issued a press release (the “Press Release”) announcing the entry into the Purchase Agreement and the consummation of the Initial Investment. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report. The Company intends to file such financial statements by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report. The Company intends to file such pro forma financial information by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

2.1*†	Stock Purchase Agreement, dated as of December 30, 2021, by and between Surgalign Holdings, Inc., Inteneural Networks Inc., Dearborn Capital management LLC, Neva, LLC, Krzysztof Siemionow and Pawel Lewicki

10.1†	Intellectual Property License Agreement, dated as of December 30, 3021, by and between Inteneural Networks Inc. and Holo Surgical Inc.

10.2	Unsecured Seller Note, dated as of December 30, 2021, by and between Surgalign Holdings, Inc. and Neva, LLC

10.3	Unsecured Seller Note, dated as of December 30, 2021, by and between Surgalign Holdings, Inc. and Dearborn Capital Management LLC

99.1	Press Release of Surgalign Holdings, Inc., issued on January 5, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon its request.

†

Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is not material and is the type that the registrant treats as private or confidential. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission (“SEC”). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) risks relating to existing or potential litigation or regulatory action arising from the previously announced SEC and internal investigations and their findings; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the findings of the SEC and internal investigations and related litigation; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation, particularly in international markets served by the Company; (vi) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy ; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) the duration of decreased demand for our products; (x) whether or when the demand for procedures involving our products will increase; (xi) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (xii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiii) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holosurgical”) and INN acquisitions, including the failure of Holosurgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xiv) the failure to effectively integrate Holosurgical’s and INN’s operations with those of the Company, including: retention of key personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xv) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xvi) the effect of the recent resignation of our auditor and our ability to successfully onboard a new auditor; (xvii) the continuation of recent quality issues with respect to our global supply chain; (xviii) the effects of recent resignations from our Board and executive leadership team, including our ability to find qualified candidates to fill those vacancies; (xix) the effect and timing of changes in laws or in governmental regulations; and (xx) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting the Company’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: January 5, 2022	By:	/s/ Joshua H. DeRienzis
Name: Joshua H. DeRienzis
Title: Chief Legal Officer and Corporate Secretary